CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Lone Moose Adventures, Inc., of our report dated April 9, 2002, relating to the March 31, 2002 financial statements of Lone Moose Adventures, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 1, 2002